ASSIGNMENT AGREEMENT

This Assignment Agreement is made the 25th day of June, 2011.

BETWEEN:

AIRON PERU S.A.C.
Calle Buen Retiro 155 Int. 404, San Borja,
Lima - Perú
Represented by  Mr. Carlos Castillo

(the “AIRON”)

AND:

PORTAGE RESOURCES PERU S.A.
Calle Alcanfores 761 -1701 Miraflores
Lima  - Peru
Represented by Mr. Paul Luna, with ID N°07863062

(the “PORTAGE”)

WHEREAS:

1           The AIRON has a Joint Venture to invest on exploration with the owner of the mining concession called Wuakakuy, with Code N°010062506, with 400 hectares, located in Putina District, San Antonio de Putina Province, Department of Puno (the CONCESSION).

2           The PORTAGE is a company incorporated in Peru and wants to invest in exploration in the CONCESSION.

IN CONSIDERATION OF the agreements contained herein and other good and valuable consideration, the parties hereto covenant and agree each with the other as follows:

1.1.	Currency

In this Agreement words or figures expressed in dollars or the symbol for dollars without any other indication mean the specified amount in lawful currency of the United States.

1.2.           Number and Gender

Where the context so requires, all references to this Assignment Agreement to the singular shall be deemed to include the plural and all references to the masculine shall be deemed to include the feminine and neuter genders and a body corporate and vice versa.

1.3.           Headings

The headings in this Assignment Agreement form no part of this Assignment Agreement and shall be deemed to have been inserted for convenience of reference only.

1.4.	Governing Law and Attornment

This Assignment Agreement shall be governed by and construed in accordance with the laws of Peru.  All disputes arising under the Assignment Agreement will be referred to the courts of the Province of Lima the parties irrevocably submit to the non-exclusive jurisdiction of the courts of the Province of Lima.

2. THE CONCESSION:

2.1.	Details

Name:                                Wuakakuy
Code                      N°010062506
Hectares                      400 ha
Located:                      Putina District, San Antonio de Putina Province, and Department of Puno.

3. PAYMENT & CONSIDERATION

3.1.
The AIRON agrees to assign its position on the Joint Ventures signed with the owner of the CONCESSION to PORTAGE for a consideration of 20 million shares of Portage Resources Inc. Further, AIRON will receive a retainer of $2000/month for consulting services. PORTAGE also agrees to spend a minimum of $150,000 on drilling and/or exploration costs and to drill a minimum of 1000 meters within the next 18 months as of June 25, 2011. If the considerations are not met within 18 months, the property will revert back AIRON. There may be special circumstances that my extend this timeline, PORTAGE will contact AIRON before any agreement of extended timeline is granted.

4. NOTICE

4.1	Address for Notice

Any notice required to be given under the terms of this Assignment Agreement shall be in writing and may effectively be given by a party hereto by delivery of such notice to the other party at the address below or at such other address as either party may in writing notify the other party or by facsimile transmission and confirmed in writing to:

In the case of the PORTAGE:

Portage Resources Peru SA
Address: Calle Alcanfores 761 – 1701 Miraflores, Lima - Peru
Telephone Number: (+511) 242-1710
Email Address:

In the case of the AIRON:

Airon Peru SAC
Calle Buen Retiro 155 Int. 404, San Borja,Lima - Peru

4.2	Deemed Delivery

Notice shall be deemed to have been received by the party immediately upon delivery to such party at its address in the notice.  Facsimile transmissions shall be deemed to have been given upon receipt thereof.

5. MISCELLANEOUS

5.1           Amendment

No amendment to this Assignment Agreement shall be valid unless it is evidenced by a written agreement executed by the parties hereto.

5.2	This Assignment Agreement shall be binding upon the parties hereto and their successors, legal personal representatives and permitted assigns.

5.3	This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by the law of Peru.

5.4	This Agreement may be executed in counterparts and by facsimile transmission and such counter parts and facsimile transmissions together shall form one and the same instrument.

IN WITNESS WHEREOF this Sales and Purchase Agreement has been executed by the parties hereto on the 25th day of June, 2011.

SIGNED By,

PORTAGE RESOURCES PERU S.A
PAUL LUNA
AIRON PERU SAC
CARLOS CASTILLO